Exhibit 99.1

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Balance Sheets

(unaudited)

	December 31,
(in thousands, except per share amounts)	2015	2014
Assets
Current assets
Cash and cash equivalents	$33,629	$36,449
Investments	48,641	64,899
Accounts receivable	5,245	3,406
Inventory	10,955	11,335
Prepaid expenses and other current assets	12,071	1,671
Total current assets	110,541	117,760
Property and equipment, net	8,548	6,601
Long-term restricted cash	4,500	—
Other long-term assets	7,518	29
Total assets	$131,107	$124,390
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,749	$5,608
Accrued expenses	15,551	11,441
Deferred service revenue, current	6,815	6,121
Deferred contractual revenue, current	10,822	6,785
Other liabilities, current	241	1,534
Total current liabilities	38,178	31,489
Deferred service revenue, non-current	1,143	1,129
Deferred contractual revenue, non-current	1,312	19,735
Other liabilities, non-current	1,386	2,153
Notes payable	14,948	13,991
Financing derivative	600	944
Total liabilities	57,567	69,441

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.001 par value:
Authorized 50,000 shares; No shares issued or outstanding	—	—
Common Stock, $0.001 par value:
Authorized 1,000,000 shares; Issued and outstanding 79,983 and 73,927 shares at December 31, 2015 and 2014, respectively	80	74
Additional paid-in-capital	786,636	736,339
Accumulated other comprehensive income (loss)	(7)	9
Accumulated deficit	(713,169)	(681,473)
Total stockholders’ equity	73,540	54,949
Total liabilities and stockholders’ equity	$131,107	$124,390

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Years ended December 31,
(in thousands, except per share amounts)	2015	2014	2013
Revenue:
Product revenue	$37,502	$35,299	$20,039
Service and other revenue	10,896	8,511	6,446
Contractual revenue	44,384	16,784	1,696
Total revenue	92,782	60,594	28,181
Cost of Revenue:
Cost of product revenue	30,704	29,626	15,706
Cost of service and other revenue	8,628	7,566	6,056
Total cost of revenue	39,332	37,192	21,762
Gross profit	53,450	23,402	6,419
Operating Expense:
Research and development	60,440	48,230	45,217
Sales, general and administrative	45,187	38,026	38,745
Gain on lease amendments	(23,043)	—	—
Total operating expense	82,584	86,256	83,962
Operating loss	(29,134)	(62,854)	(77,543)
Interest expense	(2,926)	(2,828)	(2,478)
Other income (expense), net	364	(478)	728
Net loss	(31,696)	(66,160)	(79,293)
Other comprehensive loss:
Unrealized loss on investments	(16)	(5)	(16)
Comprehensive loss	$(31,712)	$(66,165)	$(79,309)
Net loss per share:
Basic and diluted net loss per share	$(0.42)	$(0.94)	$(1.26)
Shares used in computing basic and diluted net loss per share	75,614	70,475	62,784

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Statements of Cash Flows

(unaudited)

	Years Ended December 31,
(in thousands)	2015	2014	2013
Cash flows from operating activities
Net loss	$(31,696)	$(66,160)	$(79,293)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,677	4,221	5,648
Amortization of debt discount and financing costs	957	793	595
Stock-based compensation	13,840	9,943	9,905
Non-cash portion of gain on lease amendments	(3,043)	—	—
Other items	(230)	507	(352)
Changes in assets and liabilities
Accounts receivable	(1,738)	(660)	76
Inventory	(2,466)	(1,285)	(60)
Prepaid expenses and other assets	(17,889)	(224)	840
Accounts payable	(716)	3,891	(1,271)
Accrued expenses	5,732	3,536	1,327
Deferred service revenue	708	2,686	386
Deferred contractual revenue	(14,386)	(6,784)	33,304
Other liabilities	(639)	(1,932)	(938)
Net cash used in operating activities	(47,889)	(51,468)	(29,833)
Cash flows from investing activities
Purchase of property and equipment	(3,009)	(1,609)	(909)
Proceeds from disposal of property and equipment	36	—	—
Long-term restricted cash	(4,500)	—	—
Purchase of investments	(84,579)	(126,413)	(201,547)
Sales of investments	8,317	—	100
Maturities of investments	92,341	147,586	169,239
Net cash provided by (used in) investing activities	8,606	19,564	(33,117)
Cash flows from financing activities
Proceeds from issuance of common stock from equity plans	7,363	3,968	3,079
Proceeds from issuance of common stock from at-the-market equity offering, net of issuance costs	29,100	38,023	19,927
Proceeds from issuance of debt agreement, net of issuance costs	—	—	19,766
Net cash provided by financing activities	36,463	41,991	42,772
Net increase (decrease) in cash and cash equivalents	(2,820)	10,087	(20,178)
Cash and cash equivalents at beginning of period	36,449	26,362	46,540
Cash and cash equivalents at end of period	$33,629	$36,449	$26,362

Supplemental disclosure of cash flow information
Interest paid	$1,794	$1,794	$1,165

Supplemental disclosure of non-cash investing and financing activities
Inventory transferred to (from) property and equipment	2,846	—	(558)